Exhibit 10.5







                        POLAROID CORPORATION
                EXECUTIVE DEFERRED COMPENSATION PLAN

















                         Effective January 1, 1997

                        POLAROID CORPORATION
                 EXECUTIVE DEFERRED COMPENSATION PLAN

This Polaroid Corporation Executive Deferred Compensation Plan (the "Plan") is adopted by Polaroid Corporation (the "Company") for certain of its executive employees. The purpose of the Plan is to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be a "top-hat" plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly-compensated employees) under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").



                            ARTICLE I
                           DEFINITIONS
                           -----------


1.1 Annual Cash Bonus means the executive annual bonus plan (currently the Polaroid Incentive Plan for Executives).

1.2  Account means:

     (a) the balance credited due to Company Contributions (which may have vesting and other performance factors as set forth in Section 3.1),

     (b)  the Participant Compensation Deferrals pursuant to Section 3.2.

     (c) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Company, in its discretion) attributable or allocable thereto; and

     (d) expenses and/or taxes charged to that Account in accordance with Sections 4.7 and 4.8.

1.3 Base Pay shall mean the annual rate of base salary as may be increased from time to time by the Company.

1.4 Beneficiary(ies) means any person or persons so designated in accordance with the provisions of Article 7.

1.5 Code means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.6 Company means Polaroid Corporation and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Polaroid Corporation or its successors or assigns, assumes the Company's obligations hereunder, or any other corporation or business organization which agrees, with the consent of Polaroid Corporation, to become a party to the Plan.

1.7 1.7 COMPENSATION DEFERRALS shall mean the amounts which a Participant elects to defer from either his Base Pay or Annual Cash Bonus as set forth more fully in Section 3.2.

1.8 Designation Date means the date as of which a designation of deemed investment directions by an individual shall be applied pursuant to the procedures adopted by the Plan Administrator in a uniform and non-discriminatory manner (see Addendum A).

1.9 Effective Date means the effective date of the Plan, which shall be January 1, 1997.

1.10 Eligible Employee means, for any Plan Year (or applicable portion thereof), a person employed by the Company who is determined by the Company to be a member of a select group of management or highly-compensated employees and who is designated by the Company to be eligible to participate in this Plan. By each November 1 (or before the Effective Date for the Plan's first Plan Year), the Company shall notify those individuals, if any, who will be eligible to participate for the next Plan Year. If the Company determines that an individual first becomes an Eligible Employee during a Plan Year, the Company shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.11 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

1.12 Participant means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiary(ies) may become) eligible to receive a benefit under the Plan.

1.13 Participant Enrollment And Election Form means the form or forms on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.14 Plan means this Polaroid Corporation Executive Deferred
     Compensation Plan, as amended from time to time.

1.15 Plan Year means the calendar year ending on December 31st during which the Plan is in effect.

1.16 Trust means the Trust established by the Company which shall maintain one or more separate sub-accounts to represent Participants' interests in the Plan. Any such Trust shall be intended to be treated as a "grantor trust" under the Code and the establishment of the Trust or the utilization of any existing Trust for Plan benefits, as applicable, shall not be intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

1.17 Valuation Date means the last day of each Plan Year and any other date that the Company, in its sole discretion, designates as a Valuation Date.



                             ARTICLE II
                    ELIGIBILITY AND PARTICIPATION
                    -----------------------------



2.1 Requirements. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant if he makes an election to become a Participant within the first twenty-five (25) days of employment. No individual shall become a Participant, however, if he is not an Eligible Employee on the date his participation is to begin.

2.2  Participation In The Participant Compensation Deferrals.
     Participation in the Participation Compensation Deferrals is entirely voluntary. To become a Participant, an Eligible Employee must comply with all application procedures set forth in this Plan and the Administrative Procedures.

2.3 Re-Employment. If a Participant whose employment with the Company is terminated is subsequently re-employed, he must file a new election to continue to participate in the Plan.

2.4 Change Of Employment Category. During any period in which a Participant remains in the employ of the Company, but ceases to be an Eligible Employee, he shall not be eligible to make future Compensation Deferrals hereunder. However, once a Participant has an Account, he shall be entitled to continue participation in the Plan regardless of his employment status.



                              ARTICLE III
                        CONTRIBUTIONS AND CREDITS
                        -------------------------

3.1 Company Contribution Credits. The Company in its discretion shall have the right to provide elective Company Contribution Credits for any Eligible Participant. Such Company Contribution Credits may have vesting or performance factors at the sole and complete discretion of the Company. The Company shall credit or debit, as applicable, Participant's Account with:

     (a) amounts equal to the Company's Contribution Credits credited to that Account;

     (b) any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets as determined by the Company, in its discretion) allocated to that Account; and

     (c)  taxes charged to that Account in accordance with Section 4.8.

3.2 Compensation Deferrals. In accordance with rules established by the Company, a Participant may elect to defer Base Pay or Annual Cash Bonus which is due to be earned and which would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amount designated by the Participant ("Compensation Deferrals").

     (a) A Participant's election to defer any portion of his Base Pay for a Plan Year must be made during the period beginning on November 1 and ending on December 1 of the prior calendar year, or during such other period as might be established by the Company. Compensation Deferrals from Base Pay shall be taken through regular payroll deductions.

     (b) A Participant's election to defer any portion of his Annual Cash Bonus for Plan Year must be made on or before October 1 of the prior calendar year, or during such other period as might be established by the Company. Compensation Deferrals from a Participant's Annual Cash Bonus shall be taken in a single lump sum from the bonus payment. A Participant's election for deferral of any portion of his Annual Cash Bonus shall continue from one year to the next unless modified on or before the October 1 date prior to the year of distribution.

     (c) Notwithstanding the foregoing, for the Plan's first Plan Year, regular pay and bonus pay deferral elections must be made on or before December 20, 1996.

     A Participant shall at all times be one hundred percent
     (100%) vested in amounts credited to his Participant
     Compensation Deferrals and the earnings on such amounts.

3.3  Reduction In Compensation Deferrals.

     (a) Once made, a Compensation Deferral shall continue in force indefinitely, until the Participant affirmatively changes this election in a manner consistent with Plan procedures.

     (b) The Participant may reduce his Compensation Deferral election if such election is made consistent with the Administrative Procedures. If a Participant reduces his Compensation Deferrals in a Plan Year, he may not begin deferral until the next Plan Year.

3.4 Contributions To The Trust. An amount shall be contributed by the Company to the Trust equal to the amount(s) required to be credited to the Participant's Account under this Article. The Company shall make a good faith effort to contribute these amounts to the Trust as soon as practicable following the date on which the contribution credit amount(s) are determined.



                              ARTICLE IV
                          ALLOCATION OF FUNDS
                          -------------------


4.1 Allocation Of Funds. Subject to Section 4.6, each Participant shall have the right to direct the Company as to how amounts in his Account shall be deemed to be invested. Subject to such limitations as may from time to time be required by law, imposed by the Company or Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Company, prior to the date on which a direction will become effective, the Participant shall have the right to direct the Company as to how amounts in his Account shall be deemed to be invested. The Company shall direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the deemed investment directions the Company properly has received from the Participant.

4.2 Allocation Of Deemed Earnings Or Losses On Accounts. The value of the Participant's Account shall be equal to the value of the Account maintained under the Trust on behalf of the Participant. As of each Valuation Date, the Participant's Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments. Such allocation shall be equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Trustee), of each deemed investment option within the Account since the preceding Valuation Date shall be allocated among all Participants' Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option. The Plan's deemed investment options may include, among other options, a fund deemed to be invested in one or more classes of the Company's publicly traded equity securities, as determined by the Company in its discretion.

4.3 Accounting For Distributions. As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his Beneficiary(ies) shall be charged to such Participant's Account. Such amounts shall be charged on a pro-rata basis against the investments of the Trust in which the Participant's Account is deemed to be invested.

4.4 Separate Accounts. A separate account under the Plan shall be established and maintained by the Company to reflect the Account for each Participant with sub-accounts to show separately the deemed earnings and losses credited or debited to such Account, and the applicable deemed investments of the Account.

4.5 Interim Valuations. If it is determined by the Company that the value of a Participant's Account as of any date on which distributions are to be made differs materially from the value of the Participant's Account on the prior Valuation Date upon which the distribution is to be based, the Company, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Participant's Account so that the Account will, prior to the distribution, reflect its share of such material difference in value.

4.6 Deemed Investment Directions Of Participants. Subject to such limitations as may from time to time be required by law, imposed by the Company or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Company, prior to and effective for each Designation Date, each Participant may communicate to the Company a direction (in accordance with (a), below) as to how his Plan Accounts should be deemed to be invested among such categories of deemed investments as may be made available by the Company hereunder (see Administrative Procedures in Addendum attached).

4.7 Expenses. Expenses, including Trustee fees, associated with the administration or operation of the Plan shall be allocated to and charged against Participants' Accounts in a manner deemed appropriate by the Company unless the Company, in its discretion, pays such expenses.

4.8 Taxes. Any taxes (or net operating loss reductions) allocable to an Account (or portion thereof) maintained under the Plan which arise prior to the complete distribution of the Account, as determined by the Company in its discretion, shall be charged against that Account in any manner determined by the Company in its discretion, or shall be absorbed by the Company in its discretion. If taxes (or net operating loss reductions) are charged against a Participant's Account, at the discretion of the Company, such charge either (i) will reduce the contribution to the Trust under Section 3.4 next due to be made by the Company in respect of the Account maintained for the Participant or
     (ii) will be paid from the Trust to the Company out of assets of the Trust corresponding to the Participant's Account.



                              ARTICLE V
                       ENTITLEMENT TO BENEFITS
                       -----------------------



5.1  Fixed Payment Dates; Termination Of Employment.  On the
     Participant Enrollment and Election Form, a Participant may select a fixed payment date for the payment or commencement of payment of his vested Account (or elect to treat his vested Account as three (3) or more sub-accounts and select fixed payment dates for the payment or commencement of payment of each sub-account), which will be valued and payable according to the provisions of Article 6. Such payment dates may be extended to later dates so long as elections to so extend the dates are made by the Participant prior to the calendar year in which the distribution is to be made or commence and at least nine (9) months prior to the date on which the distribution is to be made or commence. Such payment dates may not be accelerated.

     Alternatively, on his Participant Enrollment and Election Form, a Participant may select payment or commencement of payment of his vested Account (or a sub-account thereof) at his termination of employment with the Company, or at the earlier of a fixed payment date or dates or his termination of employment with the Company. In this case the extension and non-acceleration rules discussed above shall apply to such fixed payment date or dates and/or termination of employment date, as applicable.

     Any fixed payment date elected by a Participant as provided above must be a date no earlier than January 1 of the second calendar year after the calendar year in which the election is made.

     If a Participant does not make an election as provided above for any particular amounts hereunder, and the Participant terminates employment with the Company for any reason, the Participant's vested Account as of the date of such termination shall be valued and payable at or commencing at such termination according to the Plan and Administrative Procedures (see Attached Addendum).

5.2 Hardship Distributions. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Company for the distribution of all or any part of his vested Account. The Company shall consider the circumstances of each such case, and the best interests of the Participant and his family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Company shall make the appropriate distribution to the Participant from amounts held by the Company in respect of the Participant's vested Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's vested Account or the amount determined by the Company to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's vested Account shall be determined as of the date of the distribution. "Financial hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Company. A distribution may be made under this Section only with the consent of the Company.

5.3 Vesting. Amounts credited to a Participant's Account as Company Contribution Credits shall vest according to a schedule determined by the Company, in its discretion, and which is expected to be communicated to the Participant on or about the date the credit is made.

     If a Participant terminates employment because of death, total and permanent disability (as determined by the Company in its discretion) or retirement from the Company on or after age sixty-five (65), the Participant shall become one hundred percent (100%) vested in his Company Contribution Credit Credits. If a Participant terminates employment for any other reason, he shall become vested in his Company Contribution Credits, if at all, under the vesting schedule determined by the Company.



                               ARTICLE VI
                         DISTRIBUTION OF BENEFITS
                         ------------------------



6.1 Amount. A Participant (or his Beneficiary(ies)) shall become entitled to receive, on or about the date or dates selected by the Participant on his Participant Enrollment and Election Form or, if none, on or about the date of the Participant's termination of employment with the Company (or earlier as provided in Article 5), a distribution in an aggregate amount equal to the Participant's vested Account. Any payment due hereunder from the Trust which is not paid by the Trust for any reason will be paid by the Company from its general assets.

6.2  Method Of Payment.

     (a) Cash Or In-Kind Payments. Payments under the Plan shall be made in cash or in-kind, as elected by the Participant, as permitted by the Company in its sole and absolute discretion and subject to applicable restrictions on transfer as may be applicable legally or contractually.

     (b) Timing and Manner of Payment. In the case of distributions to a Participant or his Beneficiary by virtue of an entitlement pursuant to
          Section 5.1, an aggregate amount equal to the Participant's vested Account will be paid by the Trust or the Company, as provided in
          Section 6.1, in a lump sum or in five (5) or ten (10) substantially equal annual installments (adjusted for gains and losses), as selected by the Participant as provided in Article 5.  If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum.

     If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.6 under such procedures as the Company may establish, in which case any deemed income, gain, loss or expense or tax allocable thereto (as determined by the Trustee, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Trustee shall determine.

6.3 Death Benefits. If a Participant dies before terminating his employment with the Company and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid as soon as practical after the Participant's death, unless the Participant has specifically made an election to the contrary pursuant to 5.1, to the person or persons designated in accordance with Section 7.1.

     Upon the death of a Participant after payments hereunder have begun but before he has received all payments to which he is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the manner in which such benefits were payable to the Participant.



                             ARTICLE VII
                    BENEFICIARIES; PARTICIPANT DATA
                    -------------------------------



7.1 Designation Of Beneficiaries. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed in writing with the Company during the Participant's lifetime.

     In the absence of a valid Beneficiary(ies) designation, or if, at the time any benefit payment is due to a Beneficiary(ies), there is no living Beneficiary(ies) validly named by the Participant, the Company shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per sterpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Company, in its sole discretion, may distribute such payment to the Participant's estate without liability for any taxes or other consequences which might flow therefrom, or may take such other action as the Company deems to be appropriate.

7.2 Information To Be Furnished By Participants And Beneficiaries; Inability To Locate Participants Or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary(ies) at his last post office address as shown on the Company's records shall be binding on the Participant or Beneficiary(ies) for all purposes of the Plan. The Company shall not be obliged to search for any Participant or Beneficiary(ies) beyond the sending of a registered letter to such last known address. If the Company notifies any Participant or Beneficiary(ies) that he is entitled to an amount under the Plan and the Participant or Beneficiary(ies) fails to claim such amount or make his location known to the Company within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Company, the Company may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Company determines. If the location of none of the foregoing persons can be determined, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary(ies) to whom it was payable. If a benefit payable to a Participant or Beneficiary(ies) that cannot be located is subject to escheat pursuant to applicable state law, the Company shall not be liable to any person for any payment made in accordance with such law.



                             ARTICLE VIII
                            ADMINISTRATION
                            --------------


8.1 Administrative Authority. Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

     (a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

     (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

     (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

     (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting of Plan Accounts.

     (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of such firms or persons. The Company shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Company. Further, the Company may authorize one or more persons to execute any certificate or document on behalf of he Company, in which event any person notified by the Company of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Company until such notified person shall have been notified of the revocation of such authority.

8.2 Uniformity Of Discretionary Acts. Whenever in the administration or operation of the Plan discretionary actions by the Company are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

8.3 Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary(ies) shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.4 Claims Procedure. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Company, and the Company shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

     (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

     (b) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation of why such material or information is necessary; and

     (c)  An explanation of the Plan's claims review procedure.

     The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Company's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Company to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Company expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

     Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given in writing to the Company. Upon such a request for review, the claim shall be reviewed by the Company (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

     The decision on review normally shall be made within sixty (60) days of the Company's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Company, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.



                                ARTICLE IX
                          AMENDMENT AND TERMINATION
                          -------------------------


9.1 Right To Amend. The Company, by action of its Board of Directors, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary(ies) of a right accrued hereunder prior to the date of the amendment.

9.2  Amendments To Ensure Proper Characterization Of Plan.
     Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Company, by action of its Board of Directors, at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as a "top-hat" plan of deferred compensation maintained for a select group of management or highly-compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary(ies) hereunder.

9.3 Company's Right To Terminate Or Suspend Plan. The Company reserves the right to terminate the Plan and/or its obligation to make further credits to Plan Accounts, by action of its Board of Directors. The Company also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of its Board of Directors.

9.4 Automatic Termination Of Plan. The Plan automatically shall terminate upon the dissolution of the Company, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

9.5 Suspension Of Deferrals. In the event of a suspension of the Plan, the Company shall continue all aspects of the Plan, other than Compensation Deferrals and Company Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with the Plan and Administrative Procedures attached.

9.6 Allocation And Distribution. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Company, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not therefore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

9.7 Successor To The Company. Any corporation or other business organization which is a successor to the Company by reason of a consolidation, merger or purchase of substantially all of the assets of the Company shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 9.4 shall become operative.



                              ARTICLE X
                            MISCELLANEOUS
                            -------------



10.1 Limitations On Liability Of Company. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or Company thereof except as provided by law or by any Plan provision. The Company does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company, or any successor, employee, officer, director or stockholder of the company, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary(ies) or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

10.2 Construction. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Massachusetts shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are pre-empted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Company nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

     The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Company which right is greater than the right of a general unsecured creditor of the Company.

10.3 Spendthrift Provision. No amount payable to a Participant or a Beneficiary(ies) under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary(ies), (iii) if applicable, the transfer of benefit rights from the Plan to another plan or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

     In the event that any Participant's or Beneficiary(ies)' benefits hereunder are garnished or attached by order of any court, the Company or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary(ies)'s Account or, if the Company or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of January, 1997.



ATTEST/WITNESS:                   POLAROID CORPORATION



/s/ Louise L. Cavanaugh           By: /s/ Gary T. DiCamillo
------------------------             -----------------------



Date:    5/12/97
     ------------------